UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 19, 2005 (July 13, 2005)

CORPORATE OFFICE PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-14023	23-2947217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8815 Centre Park Drive, Suite 400

Columbia, Maryland 21045

(Address of principal executive offices)

(410) 730-9092

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On July 13, 2005, the Registrant and its subsidiary, Corporate Office Properties, L.P., entered into an employment agreement with Randall M. Griffin, the Registrant’s President and Chief Executive Officer.  The agreement replaces Mr. Griffin’s prior employment agreement, dated September 12, 2002.  The term of the agreement commences on April 1, 2005 and expires June 30, 2008, with continuous and self-renewing one-year terms after the basic term unless otherwise indicated by either party prior to a specified point in time of the then current term.  The agreement may be terminated by either party at any time on one day’s prior notice.  Under the agreement, Mr. Griffin’s minimum base salary is $520,000 per year, and he receives additional allowances for an automobile, personal financial planning and income tax preparation totaling up to $21,000 per year.  Mr. Griffin’s base salary is subject to review annually by the Board of Trustees and the Compensation Committee of the Board of Trustees (the “Compensation Committee”).  He is eligible to receive annual cash performance bonuses, stock options and restricted shares as determined by the Board of Trustees upon the recommendation of the Compensation Committee.  He is also entitled (1) to all perquisites extended to similarly situated executives, as stated in the Registrant’s Executive Perquisite Policy, and (2) to participate in all plans and benefits generally accorded to employees of the employer.

The employment agreement provides for the following severance package in the event of his termination by the Registrant without cause or by Mr. Griffin based upon constructive termination: (1) payment equal to his base annual salary multiplied by three; (2) payment equal to the average of his three most recent annual performance bonuses multiplied by three; (3) perquisites and benefits for 24 months following termination unless such benefits are available to him through other employment after termination; and (4) full vesting of previously unvested share options and restricted shares with the right to exercise options as far as 18 months following termination.  The agreement also provides for the following in the event of a change of control of the Registrant: (1) payment equal to his base annual salary multiplied by the greater of the number of years remaining in his contract or three years; (2) payment equal to the average of his three most recent annual performance bonuses multiplied by the greater of the number of years remaining in his contract or three years; (3) perquisites and benefits for 24 months following termination unless such benefits are available to him through other employment after termination; (4) full vesting of previously unvested share options and restricted shares (whether or not employment is terminated), with the right to exercise options as far as 18 months following termination; and (5) reimbursement for excise taxes imposed on any payment deemed to be an “Excess Parachute Payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended.

Under the employment agreement, Mr. Griffin is required to devote his full business time to the Registrant’s affairs and is prohibited from competing directly or indirectly with the Registrant during the term of the agreement and for a period thereafter.

This description is only a summary of Mr. Griffin’s employment agreement and is qualified in its entirety by reference to the full agreement, which is filed herewith as Exhibit 10.1.

Item 9.01               Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired

None

(b)           Pro Forma Financial Information

None

(c)           Exhibits

Exhibit Number	Exhibit Title
10.1	Employment Agreement, dated July 13, 2005, between Corporate Office Properties, L.P., Corporate Office Properties Trust, and Randall M. Griffin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2005

CORPORATE OFFICE PROPERTIES TRUST

	By:	/s/ Randall M. Griffin
	Name:	Randall M. Griffin
	Title:	President and Chief Executive Officer

	By:	/s/ Roger A. Waesche, Jr.
	Name:	Roger A. Waesche, Jr.
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
10.1	Employment Agreement, dated July 13, 2005, between Corporate Office Properties, L.P., Corporate Office Properties Trust, and Randall M. Griffin.